UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On September 24, 2007, Fannie Mae (formally, the Federal National Mortgage Association) announced the estimated June 30, 2007 capital levels it submitted to the Office of Federal Housing Enterprise Oversight, or OFHEO, on July 27, 2007. Fannie Mae stated that it was providing the information in advance of OFHEO's determination of Fannie Mae's capital level and classification because Fannie Mae is considering a preferred stock issuance later in the week. Although the information submitted to OFHEO about Fannie Mae's June 30 capital levels represents management's best estimate of the information at the time of the submission, the information is subject to change as as a result of OFHEO's review of the submission and Fannie Mae's ongoing preparation of its 2007 financial results and, following year end, the audit of those results. In addition, as Fannie Mae has previously disclosed, changes in the fair value of its derivatives and other changes attributable to its accounting policies and practices result in significant fluctuations in its capital holdings, including its core capital, from month to month.

The news release, a copy of which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

The information in this item, including the exhibit submitted herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 24, 2007	By:	/s/ Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	News Release, dated September 24, 2007